Exhibit 10.1

June 30, 2020
Alan Masarek
Vonage Holdings Corp.

Re: Notice of Termination

Dear Mr. Masarek:
Reference is made to your Employment Agreement with Vonage Holdings Corp. (the “Company”) dated October 6, 2014, as amended on December 17, 2015 (the “Agreement”). Capitalized terms in this Notice of Termination (the “Notice”) that are not defined herein shall have the meanings set forth in the Agreement.
Pursuant to Section 4(f) of the Agreement, you are hereby notified in writing of the termination of your employment. This Notice hereby confirms that your date of termination for purposes of the Agreement is the close of business on June 30, 2020 (the “Termination Date”).
As a result of such termination, you are entitled to the payments and benefits set forth in Section 4(b) of the Agreement, subject to the conditions thereof, including the execution and non-revocation of a release of claims (which is attached to this Notice). You acknowledge that you are subject to that certain Non-Compete Agreement dated as of October 6, 2014 between you and the Company and that certain Employee Covenants Agreement dated as of October 6, 2014 between you and the Company, and, pursuant to the terms of the Agreement, certain provisions of the Agreement survive your termination of employment, including, without limitation, Section 5 (Confidentiality), Section 6 (Noncompetition), Section 7 (Non-Solicitation and Non-Hire), Section 8 (Certain Remedies; Disclosure of Restrictive Covenants), Section 9 (Defense of Claims) and Section 10 (Nondisparagement).
Your outstanding awards under the Company’s Amended and Restated 2015 Equity Incentive Plan shall be treated in accordance with the terms of the award agreements pursuant to which such awards were granted.
In accordance with Section 4(g) of the Agreement, effective upon the Termination Date, you shall have resigned from your position as Chief Executive Officer of the Company, as well as from all other director, officer and employee positions with the Company and its subsidiaries or affiliates and, if requested by the Company, you will confirm such resignations in writing.

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By your signature below, you acknowledge and agree to the terms of this notice of termination.
Sincerely,
/s/ Randy K. Rutherford
Randy K. Rutherford
Chief Legal Officer and Corporate Secretary

Acknowledged and Agreed:

/s/ Alan Masarek
Alan Masarek